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                                                                    EXHIBIT 99.1


 PROXY                   U.S. INDUSTRIES, INC.                            PROXY
  Proxy for Special Meeting of Shareholders to be held on [          ], 1998

   The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) David
H. Clarke, John G. Raos and George H. MacLean, and each of them, attorney or attorneys of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Special Meeting of Shareholders of U.S. Industries, Inc. (the "Company"), to be held at
[                              ]on [                   ] 1998 at [      ]
a.m. and any adjourned or postponed sessions thereof, and to vote and act upon the following matters in respect of all shares of stock of the Company that the undersigned will be entitled to vote or act upon, with all powers
the undersigned would possess if personally present.         Attendance of
the undersigned at the meeting or at any adjourned or postponed sessions thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote said shares in person. If the undersigned is not the registered direct holder of his or her shares, the undersigned must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person. If the undersigned hold(s) any of the shares of the Company in fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES SHALL VOTE "FOR" THE PROPOSAL

       This proxy is solicited on behalf of the Board of Directors of the Company.

                 PLEASE VOTE AND SIGN ON THE OTHER SIDE AND RETURN
                           PROMPTLY IN ENCLOSED ENVELOPE.

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DETACH CARD                                                          DETACH CARD


                                   U.S. INDUSTRIES, INC.

        Dear Shareholder:

       Please take note of the important information enclosed with this Proxy Ballot. You are encouraged to read carefully the enclosed proxy materials.

       Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

       Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

       Your vote must be received prior to the Special Meeting of Shareholders
on [                ], 1998.

       Thank you in advance for your prompt consideration of these matters.

       Sincerely,

       U.S. Industries, Inc.


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                                                                YOUR VOTE AS
                                                                INDICATED IN /X/
                                                                THIS EXAMPLE


Please sign this Proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and, where more than one name appears, a majority must sign. If a corporation, this signature should be that of any authorized officer, who should state his or her title.

                                                             FOR AGAINST ABSTAIN
1.  To adopt and approve the Agreement and Plan of Merger,
    dated as of February 16, 1998, among U.S. Industries,    /s/    /s/     /s/
    Inc., USI, Inc., Blue Merger Corp., Zoro Merger Corp.
    and Zurn Industries, Inc.

                                                             FOR AGAINST ABSTAIN
2.  To adopt and approve an amendment to the U.S. Industries, /s/   /s/     /s/
    Inc. 1997 Restricted Stock Plan.

                                     In their discretion, the Proxies are
                                     authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or post-ponements thereof.

                                     A vote FOR Proposal 1 and FOR Proposal 2 is recommended by the Board of Directors.

                                     RECORD DATE SHARES:


SIGNATURE                    DATE             SIGNATURE              DATE
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                                                    (if held jointly)

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                                FOLD AND DETACH HERE